Exhibit 99.1

For Immediate Release:	Contact: Kenneth D. Masiello Chief Accounting Officer (203) 629-2726 Associated-Capital-Group.com

ASSOCIATED CAPITAL GROUP, INC.
Reports Second Quarter Results

-	June Quarter-end Book Value per share was $38.13 vs. $36.65 at March 31, 2020

-	Quarter-end AUM at $1.3 billion

-	Board Approves $0.20 per share Shareholder Designated Charitable Contribution

-	Morgan Group Shares Distributed to AC Shareholders on August 5, 2020

-	Acquisitions Remain in Focus

Greenwich, CT, August 5, 2020 – Associated Capital Group, Inc. (“AC” or the “Company”), a diversified financial services and investment management company, today reported its financial results for the second quarter ended June 30, 2020.

At the end of the quarter, after instituting protocols to protect and monitor the health and safety of our teammates, we re-opened our offices on a limited and voluntary basis. In addition to adopting new technology, we have modified some of our procedures to allow us to operate effectively and efficiently in the “new” environment.

Commitment to Community

Our firm has long held the belief that generating returns for our stakeholders, while important, is not the only factor in measuring our corporate success.  One key facet of our principles is how we conduct our business.  Since our spin off in 2015, we have offered a program of corporate giving through our shareholder-designated charitable contribution (SDCC) program.  On August 4, 2020, the Board of Directors approved a $0.20 per share contribution for 2020.  Only shareholders who register their shares by November 30, 2020 will be eligible to participate.  Through the SDCC program, AC shareholders select organizations to receive charitable grants from Associated Capital.  This year, the majority of our shareholders participated by designating their preferred 501(c)(3) organizations for our corporate giving.  We contributed $4.5 million to such charities in 2020.  Since the inception of this program in 2015, we have donated more than $20.0 million to over 160 charities across the United States.

Second Quarter Results

-	The net income for the quarter was $1.57 per share as compared to a loss of $0.04 per share in the prior year’s second quarter.

-	Book value per share ended the quarter at $38.13 versus $36.65 at March 31, 2020 and $39.93 at December 31, 2019.

-	Our investment portfolio generated a gain of $53 million in the second quarter versus a $3 million gain in the year ago quarter, reflecting the mark-to-market impact of our investment portfolio.

-	Assets under management ended the quarter at $1.3 billion compared to $1.6 billion at June 30, 2019.

Financial Highlights
($000s except per share data or as noted)

(Unaudited)	Second Quarter		First Half
	2020	2019	2020	2019

AUM - end of period (in millions)	$1,305	$1,607	$1,305	$1,607
Average AUM (in millions)	1,355	1,592	1,516	1,576
Revenues	3,137	4,821	7,506	9,473
Operating loss	(4,143)	(3,285)	(5,238)	(7,901)
Investment and other non-operating income/(expense), net	52,878	3,026	(47,178)	41,747
Income/(loss) before income taxes	48,735	(125)	(52,416)	30,720
Net income/(loss)	35,237	(932)	(38,118)	22,215
Net income/(loss) per share – diluted	$1.57	$(0.04)	$(1.70)	$0.98
Shares outstanding at June 30 (thousands)	22,363	22,533	22,363	22,533

Second Quarter Overview

Investment advisory fees were $1.9 million for the quarter as compared to $2.7 million in the second quarter 2019, reflecting a drop in AUM.

Including the operations of G.research, our affiliated institutional research services business that will be reflected as a discontinued operation following the distribution of AC’s shares of Morgan Group on August 5th, second quarter 2020 revenues were $3.1 million, down $1.7 million from the second quarter of 2019.  This was driven in part by lower brokerage commissions coupled with the termination of the research service agreements with GAMCO and Gabelli Funds. Partially offsetting this decline were lower compensation costs at G.research from headcount reductions and related stock-based compensation. Total expenses were $7.3 million, down 10%, or $0.8 million, from the $8.1 million in the year ago quarter.

Net investment and other non-operating gains were $52.9 million for the quarter versus a gain of $3.0 million a year ago.   This reflects the mark-to-market impact of our ownership of 2.9 million shares of GBL as well as the mark-to-market gains on our entire investment portfolio, including our investment in the Gabelli Merger Plus+ Trust (GMP:LSE).

Income tax expense was $11.1 million for the second quarter of 2020 versus a tax benefit of $0.3 million in the comparable quarter of 2019.

Assets Under Management (AUM)

Assets under management at June 30, 2020 were $1.3 billion, down $411 million from year-end 2019.  Net redemptions of $353 million plus a $58 million drop in market values accounted for the change.

	June 30,	March 31,	December 31,	June 30,
	2020	2020	2019	2019
(in millions)
Event Merger Arbitrage	$1,147	$1,312	$1,525	$1,422
Event-Driven Value	104	112	132	127
Other	54	49	59	58
Total AUM	$1,305	$1,473	$1,716	$1,607

Alternative Investment Management

Associated Capital has two businesses, Event-Driven Asset Management and Direct Investing.

•          Event-Driven Asset Management

The alternative investment strategies focus on fundamental, active, event-driven special situations and merger arbitrage.  Returns for the quarter were driven by completed deals, as well as continued progress on deals in the pipeline.  Notably, spreads have reverted to pre-COVID levels.   For second quarter, our gross return was 6.7%, (6.4% net of fees).  The strategy is offered domestically through partnerships and to institutional investors.  Internationally, the strategy is offered through a number of vehicles, including EU regulated UCITS structures and the London Stock Exchange listed investment company, Gabelli Merger Plus Trust (GMP-LN).

Acquisitions

A major driver behind creating Associated Capital Group and spinning it out, was to use our capital to do deals.  The next chapter for AC will focus on pursuing acquisitions in a variety of markets, with a broad range of targets including public companies, private companies, subsidiaries of public companies, using an array of structures to accomplish our objectives, including SPAC’s.

•          Direct Investing

We launched our direct private equity and merchant banking activities in August 2017. They are developing along three core pillars; the first is Gabelli Private Equity Partners, LLC (“GPEP”), with $150 million of authorized capital as a “fund-less” sponsor.  Secondly we added Gabelli Special Purpose Acquisition Vehicles (“SPAC”) in 2018.  And most recently, Gabelli Principal Strategies Group, LLC. (“GPS”) was formed to pursue strategic operating initiatives.  Our Direct Investing efforts are organized to invest in various ways, including growth capital, leveraged buyouts and restructurings, with an emphasis on small and mid-sized companies in the United States.  Our investment sourcing is across a variety channels including direct owners, private equity funds, classic agents, and corporate carve outs, (which are positioned for accelerated growth, as businesses seek to enhance shareholder value through financial engineering.)   The Company’s direct investing vehicles allow us to acquire companies and create long-term value with no pre-determined exit timetable.  The SPAC vehicles leverage  our capital markets expertise and act to expand deal flow in target industries.  The Company is introducing additional SPACs in the near term to extend our direct investing efforts.  In Europe, the Gabelli Value for Italy (VALU) Special Purpose Acquisition, approached its second anniversary in April at the apex of the pandemic in Italy.  In light of this challenge, management determined that it was in the best interest of shareholders not to recommend a business combination and the board approved a liquidation which was completed by July 8, 2020.  The VALU effort successfully canvassed private company opportunities in Italy, and generated deal flow from throughout Europe.  We believe the platform is in place to further expand our direct investment efforts across the European continent.

G.research – Spin-off

On October 31, 2019, we consummated the merger between G.research, LLC (“G.research”) and Morgan Group Holding Co. (“Morgan Group”) whereby G.research became a wholly owned subsidiary of Morgan Group (MGHL:OTC).  Associated Capital holds 83.3% of the outstanding shares of Morgan Group.

On March 16, 2020, our board of directors approved the distribution of AC’s holdings of Morgan Group shares to shareholders.

On June 9, 2020, Morgan Group amended its certificate of incorporation to effect a 1-for-100 reverse split which took place on June 10, 2020.

On July 20, 2020, the record date of July 30, 2020 and the distribution date of August 5, 2020 was established for the distribution of Morgan Group shares.

G.research provides institutional research services and underwriting activities. G.research’s revenues are derived primarily from revenue generating institutional research services, sales manager fees, underwriting fees and selling concessions.

On June 4, 2020, G.research marketed the 12th Annual Entertainment & Broadcasting Symposium.

For the quarter ending June 30, 2020, G.research had a net loss of $511,000 compared to a $0.8 million net loss for the same period a year ago.

Shareholder Dividends and Buybacks

At its meeting on May 5, 2020, the Board of Directors declared a semi-annual dividend of $0.10 per share payable June 30, 2020 to shareholders of record on June 16, 2020.

During the second quarter, AC repurchased approximately 31,000 Class A shares at an average investment of $34.51 per share for a total outlay of $0.8 million.

Since our spin-off from GBL on November 30, 2015, AC has returned $110.6 million to shareholders through share repurchases and exchange offers, reducing its outstanding shares by 3.2 million shares, in addition to paying dividends of $16 million.

At June 30, 2020, there were 3.4 million Class A shares and 19.0 million Class B shares outstanding.

About Associated Capital Group, Inc.

Associated Capital Group, Inc. (NYSE:AC), based in Greenwich Connecticut, is a diversified global financial services company that provides alternative investment management through Gabelli & Company Investment Advisers, Inc. (“GCIA” f/k/a Gabelli Securities, Inc.). The proprietary capital is earmarked for our direct investment business that invests in new and existing businesses.  The direct investment business is developing along three core pillars; Gabelli Private Equity Partners, LLC (“GPEP”), formed in August 2017 with $150 million of authorized capital as a “fund-less” sponsor; the SPAC business (Gabelli special purpose acquisition vehicles), launched in April 2018; and, Gabelli Principal Strategies Group, LLC (“GPS”) created to pursue strategic operating initiatives.

NOTES ON NON-GAAP FINANCIAL MEASURES

Operating Loss Before Management Fee

Operating loss before management fee expense represents a non-GAAP financial measure used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The management fee is calculated based on the year to date income before management fee and income taxes.

The reconciliation of operating loss to operating loss before management fee expense (non-GAAP) is provided below.

	Year-to-date
(In thousands)	2020	2019

Operating loss	$(5,238)	$(11,027)

Add: management fee expense	-	3,126

Operating loss before management fee	$(5,238)	$(7,901)

Table I
ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	June 30, 2020	December 31, 2019	June 30, 2019

ASSETS

Cash and cash equivalents	$74,405	$348,588	$361,564
Investments in equity securities	438,811	518,792	510,974
Investments in debt securities	319,376	29,037	33,912
Investment in GAMCO stock (2,931,791, 2,935,401 and 3,016,501 shares, respectively)	39,022	57,211	57,826
Receivable from brokers	18,399	24,150	24,163
Deferred tax assets (including taxes receivable of $309 in 2020)	11,017	2,004	2,998
Other receivables	3,890	17,470	1,885
Other assets	21,704	13,654	10,838

Total assets	$926,624	$1,010,906	$1,004,160

LIABILITIES AND EQUITY

Payable to brokers	$7,299	$14,889	$9,347
Income taxes payable	-	3,676	872
Compensation payable	6,462	20,247	9,457
Securities sold short, not yet purchased	9,833	16,419	46,010
Accrued expenses and other liabilities	3,165	7,856	4,618
Sub-total	26,759	63,087	70,304

Redeemable noncontrolling interests (a)	47,178	50,384	49,668

Total equity	852,687	897,435	884,188

Total liabilities and equity	$926,624	$1,010,906	$1,004,160

(a) Represents third-party capital balances in consolidated investments funds.

Table II

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Investment advisory and incentive fees	$1,859	$2,713	$4,559	$5,446
Institutional research services	1,104	2,076	2,478	3,989
Other revenues	174	32	469	38
Total revenues	3,137	4,821	7,506	9,473

Compensation costs	3,538	5,584	$7,731	$11,480
Stock-based compensation	447	284	(371)	699
Other operating expenses	3,295	2,238	5,384	5,195
Total expenses	7,280	8,106	12,744	17,374

Operating loss before management fee	(4,143)	(3,285)	(5,238)	(7,901)

Investment gain/(loss)	51,714	(234)	(50,376)	34,745
Interest and dividend income from GAMCO	59	60	118	121
Interest and dividend income, net	1,103	3,200	3,305	6,881
Shareholder-designated contribution	2	-	(225)	-
Investment and other non-operating income/(expense), net	52,878	3,026	(47,178)	41,747

Income/(loss) before management fee and income taxes	48,735	(259)	(52,416)	33,846
Management fee	-	(134)	-	3,126
Income/(loss) before income taxes	48,735	(125)	(52,416)	30,720
Income tax expense/(benefit)	11,110	(277)	(12,689)	5,914
Net income/(loss)	37,625	152	(39,727)	24,806
Net income attributable to noncontrolling interests	2,388	1,084	(1,609)	2,591
Net income/(loss) attributable to Associated Capital Group, Inc.	$35,237	$(932)	$(38,118)	$22,215

Net income/(loss) per share attributable to Associated Capital Group, Inc.:
Basic	$1.57	$(0.04)	$(1.70)	$0.98
Diluted	1.57	(0.04)	(1.70)	0.98

Weighted average shares outstanding:
Basic	22,378	22,552	22,410	22,568
Diluted	22,378	22,552	22,410	22,568

Actual shares outstanding - end of period	22,363	22,533	22,363	22,533

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.